PRESS RELEASE


FOR IMMEDIATE RELEASE:                       CONTACT:

VALHI, INC.                                  STEVEN L. WATSON
THREE LINCOLN CENTRE                         VICE PRESIDENT
5430 LBJ FREEWAY, SUITE 1700                 (972) 233-1700
DALLAS, TEXAS 75240-2697



                    VALHI, INC. DECLARES QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . February 12, 1998 . . .Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on March 31, 1998 to stockholders of record at the close of business on March 18, 1998.

     Valhi, Inc. is engaged in the chemicals, components products and waste management industries.

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